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                                                                    Exhibit r(4)

                                POWER OF ATTORNEY

      The undersigned Director of PARADIGM Multi Strategy Fund I, LLC (the "Fund"), a closed-end, non-diversified management investment company, organized as a Delaware limited liability company hereby constitutes and appoints R. Hunter Biden and Ronald Wilhelm, and each of them individually, as true and lawful attorney(s) and agent(s) to take any and all actions and execute any and all instruments which said attorney(s) and agent(s) may deem necessary or advisable to enable the Fund to comply with:

      (i) the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration of the Fund under the Investment Company Act of 1940, as amended; and

      (ii) state securities and tax laws and any rules, regulations, orders or other requirements of state securities and tax commissions, in connection with the registration under state securities laws of the Fund;

      including specifically, but without limitation of the foregoing, power and authority to sign the name of the Fund in its behalf and to affix its seal, and to sign the name of such Director or officer in his behalf as such Director or officer to any amendment or supplement (including post-effective amendments) to the registration statement or statements, and to execute any instruments or documents filed or to be filed as a part of or in connection with compliance with state securities or tax laws; and the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned place his hands as of the 21st day of November 2006.

                                                 /s/ Nelson A. Diaz
                                                 Nelson A. Diaz
                                                 Director

                                                 /s/ Ernest E. Jones
                                                 Ernest E. Jones
                                                 Director